UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

PURPLE INNOVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

123 E. 200 N. Alpine, UT	84004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   801-756-2600

Global Partner Acquisition Corp.

1 Rockefeller Plaza, 11th Floor

New York, New York 10020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 1, 2018, Purple Innovation, Inc., formerly known as Global Partner Acquisition Corp. (the “Company”), and Purple Innovation, LLC (“Purple”), issued a joint press release announcing that the Company had entered into a definitive agreement with Coliseum Capital Management, LLC in connection with the consummation of the proposed business combination between the Company and Purple (the “Business Combination”), to acquire an aggregate of $40 million of shares of common stock of the Company through a private placement, and to make an additional $25 million investment in Purple in the form of unsecured debt. The joint press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

On February 2, 2018, the Company and Purple issued a joint press release announcing the closing of the Business Combination. The joint press release is attached as Exhibit 99.2 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2018

PURPLE INNOVATION, INC.

By:	/s/ Samuel D. Bernards
Name: Samuel D. Bernards
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated February 1, 2018.
99.2	Press Release, dated February 2, 2018.

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